UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 11, 2007

AMERICAN ACCESS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6670 SPRINGLAKE ROAD, KEYSTONE HEIGHTS, FLORIDA	32656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 352-473-6673

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition, and Item 8.01. Other Information.

On April 13, 2007, registrant issued a press release announcing its preliminary unaudited sales for the three months ended December 31, 2006 and 2005, respectively. This information is furnished pursuant the requirements of Item 2.02 of Form 8-K. See Exhibit 99.1 for the related press release.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 11, 2007, registrant received a Nasdaq Staff Deficiency Letter indicating that the Company does not comply with the minimum bid requirement for continued listing of its common stock set forth in Marketplace Rule 4310(c)(4). The Company will be provided 180 calendar days, or until October 8, 2007, to regain compliance with the Rule and until then, the Company’s common stock will continue trading on The Nasdaq Stock Market.

The registrant has called a special meeting of stockholders for May 14, 2007 to consider proposals related to the planned acquisition of M & I Electric Industries, Inc. The stockholders will consider a proposal to authorize a reverse stock split at the special meeting. Accordingly, the registrant anticipates that it will retain its listing on The Nasdaq Stock Market. On April 13, 2007 registrant issued a press release concerning this matter which is set forth in Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 – Press release issued on April 13, 2007, including information furnished pursuant to Item 2.02.

Exhibit 99.2 – Press release issued on April 13, 2007, including information furnished pursuant to Item 3.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ACCESS TECHNOLOGIES, INC.
(Registrant)

Date: April 16, 2007	By:	/s/ Joseph F. McGuire
Joseph F. McGuire
Chief Financial Officer, Secretary, and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated April 13, 2007, including information furnished under Item 2.02.

99.2	Press Release, dated April 13, 2007, including information furnished under Item 3.01.